EXHIBIT P
                                                                       ---------

                  THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND

                             As Revised July 1, 2000

GENERAL PRINCIPLES
------------------

In order to ensure that personnel of The Baupost Group, L.L.C. ("Baupost") and personnel of The Baupost Fund (the "Fund") comply with the requirements of
Section 17(j) of the Investment Company Act of 1940, as amended (the "Act"), and of Rule 17j-1 thereunder, Baupost and the Fund have each adopted this Code of Ethics ("Code"). Incorporated in this Code are the following general fiduciary principles governing personal investment activities:

     (1) it is every Baupost employee's duty to at all times place the interests of its clients first;

     (2) all personal securities transactions must be conducted consistent with this Code and, for Baupost personnel, The Policy and Procedures of The Baupost Group, L.L.C. Designed to Detect and Prevent Insider Trading, and in such a manner as to avoid any conflict of interest or any abuse of an individual's position of trust and responsibility; and

     (3) it is a fundamental standard that persons associated with Baupost or the Fund should not take inappropriate advantage of their positions.

I.  DEFINITIONS
    -----------

     (A) "Access Person" means any director, trustee, officer or Advisory Person of Baupost, or the Fund, as the case may be, their immediate family members in the same household and trusts for which the individual acts as trustee and has (or an immediate family member in the same household has) a pecuniary interest.

     (B) "Advisory Person of Baupost" means (i) any employee of Baupost or of any company in a control relationship to Baupost, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any client, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to Baupost who obtains information concerning recommendations made to any client with regard to the purchase or sale of a security.

     (C) "Advisory Person of the Fund" means (i) any employee of the Fund or of any company in a control relationship to the Fund, who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
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            the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security.

     (D) "Investment Personnel" means (i) portfolio managers of Baupost who make decisions about client investments and (ii) analysts and traders of Baupost who assist in the investment process.

     (E) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     (F) A security is "being purchased or sold" from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for such account until the time when such program has been fully completed or terminated.

     (G) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. Application of this definition is explained in Appendix A hereto.

     (H) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     (I) "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, savings or demand deposit accounts with banks or thrifts, bankers' acceptances, bank certificates of deposit, commercial paper, shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1 from time to time in effect.

            In addition, the term "security" shall also include commodity contracts, futures contracts, foreign currencies, and options on any of the foregoing.

     (J) "Security held or to be acquired" means any security which, within the most recent fifteen days, (i) is or has been held by the Fund or another client of Baupost, as the case may be, or (ii) is being or has been considered for purchase by the Fund or such other client.

A person who normally only assists in the preparation of public reports, or receives public reports but receives no information about current recommendations or trading, is neither an "advisory person" nor an "Access Person". A single instance or infrequent, inadvertent instance of obtaining knowledge does not make one either then or for all times an advisory person. Under the definition of "advisory person" the
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
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phrase "makes ... the purchase or sale" means someone who places orders or otherwise arranges transactions.

For purposes of this Code, transactions with respect to a particular security shall include transactions in options or other derivatives with respect to such security.

II.    RESTRICTIONS ON PERSONAL TRADING ACTIVITIES, DIRECTORSHIPS AND GIFTS
       --------------------------------------------------------------------

       NOTE: If prior approval or written authorization is required by one or more officers of Baupost or the Fund, as the case may be, and a transaction or action involves one of such officers, then another officer of Baupost and/or the Fund, as the case may be, shall act in all respects in the manner prescribed herein for that officer.

       (A)   ALL INVESTMENT PERSONNEL ARE:

             (1) prohibited from acquiring any Securities in an initial public offering.

             (2) prohibited from participating in private placements of Securities without prior approval from the President and Director of Compliance. Prior approval (see Section II.B.2) will only be granted if the President of Baupost determines that clients of Baupost (including the Fund) have participated in such investment opportunity to the fullest extent desirable and that such investment opportunity is not inappropriately being offered to such individual because of his or her position with Baupost. If such approval is granted, such individual shall not be subject to the requirements of Sections II(A)(4) and II(B)(2) with respect to such investment. Any individual that participates in a private placement shall disclose such investment whenever he or she plays a part in any subsequent consideration of an investment decision (i.e., a purchase or sale) on behalf of the Fund or another client of Baupost with respect to Securities of such issuer.

             (3) prohibited from profiting in the purchase and sale or sale and purchase of the same or equivalent Securities within sixty days except to the extent that such transaction has been pre-cleared in accordance with the procedures set forth in Section II(B) of this Code, with consideration given to all relevant circumstances, including the frequency with which the Investment Personnel engages in similar transactions.

             (4) prohibited from buying or selling Securities for seven days before and after Baupost trades in that security either for its own account or for the account of one or more of its clients, except that Investment Personnel shall be permitted to purchase or sell such securities if all of the following conditions are met:

                    (a) a Baupost trader has certified that all purchase or sale transactions of the security have been completed for that day;
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CODE OF ETHICS
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                    (b)    the President (or other Managing Director if the
                           President is absent) has certified that the purchase or sale transaction is not likely to have an adverse impact on a client of Baupost (including the Fund), including the client of Baupost's ability to purchase or sell such securities in the future;

                    (c) the Investment Personnel otherwise complies with the compliance procedures set forth in this Code; and

                    (d) the Investment Personnel is able to complete the purchase or sale transaction of such securities on the same date as approval is granted by the President and Director of Compliance (or either of them, together with any Managing Director of Baupost if the President or Director of Compliance is absent). However, no client of Baupost (including the Fund) shall be prevented from buying or selling securities because of the execution of a personal securities trade by Investment Personnel if the President determines that such purchase or sale is in the best interest of the client(s) of Baupost.

             (5) prohibited from serving on the boards of directors of publicly traded companies, absent prior written authorization from the President and Director of Compliance (or either of them, together with any Managing Director of Baupost, if the President or Director of Compliance is absent) based upon a determination that the board member service would be consistent with the interests of Baupost and its clients. In the few instances where approval is given for board service, Investment Personnel serving as directors will be separated from those making an investment decision regarding the company in question through "Chinese Walls" or other procedures established by the President and Director of Compliance.

             (6) except as otherwise provided in this paragraph, prohibited from accepting any gift with value in excess of $100 per year from any person or entity that does business with or on behalf of Baupost or the Fund unless written prior approval is obtained (see Section II.B (3)). Except as indicated below, all gifts received in excess of this value shall require prior written approval by the President and Director of Compliance of Baupost (or either of them, together with any Managing Director of Baupost, if the President or Director of Compliance is absent). Consideration shall be given to any ability of such gift to influence such individual with regard to Baupost's business or the affairs of the Fund, at all times keeping the clients' best interests first. Gifts received by Investment Personnel that are in excess of a $100 value shall be reported along with personal Securities transactions in accordance with the provisions set forth in Section IV(B).
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CODE OF ETHICS
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                    Exceptions to the $100 gift limit policy are as follows:

                    (a) An occasional meal, ticket to a sporting event or comparable entertainment.

                    (b) Payment or reimbursement in connection with meetings attended for training or educational purposes.


       (B) ALL ACCESS PERSONS OF BAUPOST AND THE FUND (OTHER THAN TRUSTEES OF THE FUND WHO ARE NOT "INTERESTED PERSONS" OF THE FUND AS DEFINED IN
             SECTION 2(A) (19) OF THE ACT):

             (1) are required to disclose all personal Securities holdings upon commencement of employment and thereafter on an annual basis.

             (2) are prohibited from buying or selling Securities on a day which Baupost or the Fund, as the case may be, has a pending buy or sell order for the same Securities (in the case of Baupost, for its own account or for the account of one or more of its clients).

             (3) are required to "preclear" personal security transactions. Preclearance means that the individual must receive in writing the approval of both the President and Director of Compliance of Baupost (or either of them, together with any Managing Director of Baupost if the President or Director of Compliance is absent) prior to the initiation of a personal Securities trade. (Approval may not be forthcoming with the exception of sales of Securities which were purchased prior to the individual becoming a Baupost employee, or through inheritances, trusteeships, executorships or some other similar form of acquisition.) If approval is given, the personal securities transactions must be completed within seven days of the date approval is given (including the day of approval); however, either the President or Director of Compliance (or any Managing Director of Baupost if the President or Director of Compliance are absent) may rescind such approval at any time prior to the execution of the transaction.

                    NOTE: ALL THE FOREGOING INDIVIDUALS ARE ENCOURAGED TO INVEST IN THE BAUPOST FUND AND/OR ONE OF THE BAUPOST LIMITED PARTNERSHIPS.

                    The preclearance process imposes burdens on the investment and administrative staff of Baupost, among other things. Accordingly, if the President determines that an Access Person is making an excessive number of preclearance requests, he reserves the right to limit such Access Person to a certain number of preclearance requests per period.

                    Preclearance requests may be denied for any number of reasons, most of which are confidential, including reasons relating to the transaction activities of the
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
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                    clients of Baupost, including the Fund. Accordingly, Access
                    Persons are not entitled to receive any explanation if their preclearance request is denied.

             (4) are required to direct their brokers to supply to the Director of Compliance and Clerk of the Fund duplicate confirmations of all personal Securities transactions and periodic statements for all personal Securities accounts.

             (5) are required to certify that they have read and understand the Code and recognize that they are subject thereto. Further, they are required to certify annually that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions required to be reported under the Code. Access Persons who have not engaged in any personal securities transactions during the preceding year for which a report was required to be filed pursuant to the Code shall include a certification to that effect in their annual certification. The Director of Compliance shall be responsible for ensuring that all Access Persons comply with the annual certification requirement.

             (6) in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund and/or any other client of Baupost, as the case may be, are prohibited from:

                    (a) employing any device, scheme or artifice to defraud the Fund or such client;

                    (b) making to the Fund or such client any untrue statement of a material fact or omitting to state to the Fund or such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                    (c) engaging in any act, practice or course of business which would operate as a fraud or deceit upon the Fund or such client; or

                    (d) engaging in any manipulative practice with respect to the Fund or such client.

             (7) who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the President or Director of Compliance of Baupost, or the President or Clerk of the Fund, as the case may be, prior to proceeding with the transaction.

             (8) are prohibited from disclosing material nonpublic information to anyone outside of Baupost, including relatives, or utilizing material nonpublic information about any issuer of Securities in the course of rendering investment advice or making investment decisions on behalf of Baupost or its clients.
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
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             (9)    are prohibited from disclosing potential trades or
                    investments to anyone outside of Baupost including relatives (except as required in the performance of their duties at Baupost).

             (10) are required to disclose all directorships held at the commencement of employment and thereafter annually.

             (11) are prohibited from financial arrangements with a securities or financial organization, a commodities firm or any person or entity that does business with or on behalf of Baupost or the Fund, that are for the benefit of the individual, including without limitation the extension of credit to that individual.

       (C) ALL TRUSTEES OF THE FUND WHO ARE NOT "INTERESTED PERSONS" OF THE FUND OR BAUPOST ("INDEPENDENT TRUSTEES"):

             (1) in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Fund, are prohibited from:

                    (a) employing any device, scheme or artifice to defraud the Fund;

                    (b) making to the Fund any untrue statement of a material fact or omitting to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                    (c) engaging in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

                    (d) engaging in any manipulative practice with respect to the Fund.

             (2) who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the President or Clerk of the Fund prior to proceeding with the transaction.

             (3) are prohibited from purchasing and selling, directly or indirectly, any security (or any option to purchase or sell such security) in which he had, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he actually knows at the time of such purchase or sale:

                    (a)    is being considered for purchase or sale by the Fund;
                           or

                    (b)    is being purchased or sold by the Fund.
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
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III.   EXEMPTED TRANSACTIONS
       ---------------------

        The restrictions of Section II of this Code shall not apply to the following transactions:

       (A) With respect to Sections II(A)(1) - (4), II(B)(2) and II(B)(3), purchases or sales of Securities by investment pools over which the individual does not exercise investment discretion.

       (B) Purchases or sales of Securities which are not eligible for purchase or sale by the Fund or any other client of Baupost as determined by reference to the Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the Fund or such client, undertakings made to regulatory authorities, and other policies adopted from time to time by Baupost, the Fund or such client.

       (C) Purchases or sales which are nonvolitional, including purchases or sales upon exercise of puts or calls written by the individual consistent with the provisions hereof and sales from a margin account pursuant to a bona fide margin call.

       (D) Purchases which are part of an automatic dividend reinvestment plan.

       (E) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer.

       (F) Transactions which appear to present no reasonable likelihood of harm to the Fund or any other client of Baupost, as the case may be, which are otherwise in accordance with Rule 17j-1, and which the President and Director of Compliance of Baupost (or either of them, together with any Managing Director of Baupost, if the President or Director of Compliance is absent) have authorized in writing in advance. Such transaction authorization shall be in effect for a period of seven days.

       (G) For all individuals, transactions in the following types of private placements:

                  (1)      Family Businesses
                  (2)      Yacht Club interests
                  (3)      Country Club interests
                  (4) Other club-type investments that do not have as their primary purpose investment in securities.

       (H) For all individuals, other than Investment Personnel, transactions in the following types of private placements:

                  (1) Interests in limited partnerships or limited liability companies that have as their primary business purpose the development or management of real estate
                  (2) Issuers with less than $5,000,000 in previously contributed equity
                  (3) Follow-on investments pursuant to rights relating to an earlier investment in that issuer
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
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       (I)        Purchases or sales of instruments that are not within the
                  definition of "security" as set forth in Article I of this Code.

       (J) Any other exceptions may be made on a case-by-case basis by the President or Director of Compliance of Baupost or the President and Clerk of the Fund, as the case may be.

IV.    REPORTING
       ---------

       (A) Every Access Person of Baupost and the Fund shall file with the Director of Compliance of Baupost or the Clerk of the Fund, as the case may be, a report containing the information described in Section IV(B) of this Code with respect to any Security in which such individual has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (except Access Persons need not report purchases and sales of transactions effected for and for Securities held in, any account over which they have no direct or indirect influence or control).

                  An Independent Trustee of the Fund need only report a transaction if at the time of that transaction, such trustee knew or, in the ordinary course of fulfilling his official duties as a trustee, should have known that, during the 15-day period immediately preceding or following the date of the transaction by the trustee, such Security is or was purchased or sold by the Fund or was being considered by the Fund or Baupost for purchase or sale by the Fund. (The "should have known" standard implies no duty of inquiry, does not presume that there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed in meeting the Fund's investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Fund's portfolio holdings, market considerations or the Fund's investment policies, objectives and restrictions.)

       (B)        QUARTERLY REPORTING
                  -------------------

                  Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  Personal Securities Trading Transactions
                  ----------------------------------------

                  o The date of the transaction, and the title, the interest rate and maturity date, the number of shares and the principal amount of each security involved, as applicable;

                  o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in Section III which is relied upon;

                  o   The price at which the transaction was effected;
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
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                  o   The name of the broker, dealer or bank with or through
                      whom the transaction was effected; and

                  o   The date the report is submitted.

                  Brokerage Accounts
                  ------------------

                  For each account established in which Securities were held for the direct or indirect benefit of an Access Person:

                  o The name of the broker, dealer or bank with whom the account was established;

                  o   The date the account was established; and

                  o   The date the report is submitted.

                  An Access Person will be deemed to have satisfied the quarterly reporting requirement (i) by certifying in each quarterly report, with respect to any personal Securities transactions executed in the previous quarter, that such transactions were executed through brokerage or other accounts identified to Baupost and for which duplicate confirmations and periodic account statements showing all such transactions are reported to Baupost; or (ii) by attaching a report in any other form (including copies of confirmations or other periodic statements), provided that such report must include the information required by this section. Any personal Securities transaction of an Access Person that for any reason does not appear in the trading or brokerage records described above shall be reported as required by this section.

                  Gifts (greater than $100 and not meeting the exceptions in
                  -----
                  II.(A)(6)).

                  NOTE: THIS APPLIES TO INVESTMENT PERSONNEL ONLY

                  o   Name of sender;

                  o   Description of gift;

                  o   Estimate of value; and

                  o   Date gift was received.

       (C)        INITIAL AND ANNUAL REPORTS
                  --------------------------

                  All Access Persons, except Independent Trustees, shall disclose all personal Securities holdings no later than ten days after commencement of employment, and thereafter on an annual basis (during the month of July). Initial reports shall be current as of the date when the person becomes an Access Person. Annual reports shall be as of June 30th of each
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
PAGE 11

                  year, and in any event must be current as of a date no more than 30 days before the report is submitted. The initial and annual reports shall contain the following information:

                  o The title, interest rate and maturity date (if applicable), the number of shares and principal amount of each Security held beneficially;

                  o The name of any broker, dealer or bank with or through whom the Access Person maintains an account in which any Securities are held for the direct or indirect benefit of the Access Person; and

                  o   The date the report is submitted.

                  The making of the reports required by this Section IV shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported constitutes a violation of Section II hereof.

V.     REVIEW AND ENFORCEMENT
       ----------------------

       (A)        Review
                  ------

                  (1) The Director of Compliance shall cause the reported personal Securities transactions to be compared with completed and contemplated portfolio transactions of the Fund and other clients of Baupost, as the case may be, to determine whether any transactions (each a "Reviewable Transaction") listed in Section II may have occurred.

                  (2) If the Director of Compliance determines that a Reviewable Transaction has occurred, he shall then determine whether a violation of this Code has or may have occurred, taking into account all the exemptions provided under Section III. Before making any determination that a violation has been committed by an individual, such individual shall be given an opportunity to supply additional information regarding the transaction in question. If the Director of Compliance determines that a violation of this Code may have occurred, he shall submit his written determination, together with any additional information, to the President of Baupost and/or the Fund (or, if the purported violation occurred with respect to the President, then to any Managing Director), who shall make an independent determination of whether a material violation has occurred.

       (B)        Enforcement
                  -----------

                  (1) If the President of Baupost and/or the Fund determines that a material violation of this Code has occurred, he shall take such action as he considers appropriate, including imposition of any sanctions that he considers appropriate, such as disgorgement or possible dismissal of the person(s) involved.
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
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                  (2)      No person shall participate in a determination of
                           whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself. If a Securities transaction of the President of Baupost and/or the Fund is under consideration, another officer of Baupost or another officer of the Fund, as the case may be, shall act in all respects in the manner prescribed herein for the President.

       (C)        REVIEW BY THE TRUSTEES
                  ----------------------

                  On an annual basis, the President of Baupost and the Fund shall cause to be prepared a written report to the trustees of the Fund, setting forth the following:

                  (1) a summary of existing procedures concerning personal investing and any changes made to such procedures during the previous year;

                  (2) a description of issues that arose during the previous year under the Code or procedures concerning personal investing, including but not limited to information about material violations of the Code and sanctions imposed;

                  (3) a certification to the trustees that Baupost has adopted procedures reasonably necessary to prevent Access Persons from violating the Code; and

                  (4) any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

VI.    RECORDS
       -------

       (A) Baupost, for itself and on behalf of the Fund, shall maintain records in the manner and to the extent set forth below. Such records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

                  (1) A copy of this Code and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                  (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  (3) A copy of each report made pursuant to this Code by any Access Person, including information provided in lieu of reports pursuant to Article IV (B), shall be preserved for a period of not less than five years from the end of the
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
PAGE 13

                           fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

                  (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place; and

                  (5) A record of any approval, and of the rationale supporting, an acquisition by Investment Personnel of Securities in an initial public offering or a private placement, for five years after the end of the fiscal year of the Fund in which the approval is granted.

                  (6) A copy of each report pursuant to Article V (C) shall be preserved for five years after the end of the fiscal year in which it is made. The first two years in an easily accessible place.

       (B) All reports of Securities transactions and any other information filed with Baupost pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities Securities and Exchange Commission.

VII.   AMENDMENT, INTERPRETATION OF PROVISIONS
       ---------------------------------------

       This Code may be amended from time to time (or interpretations of this Code may be made from time to time as the directors of Baupost or the trustees of the Fund deem appropriate) (i) with respect to Baupost, by the officers of Baupost, and (ii) with respect to the Fund, by the trustees of the Fund; provided, however, that with respect to Baupost, in the event of a material amendment to the Code, the trustees of the Fund must approve such amendment no later than six months after the adoption of such material amendment.
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
PAGE 14


                                   APPENDIX A

                        EXAMPLES OF BENEFICIAL OWNERSHIP

                  The Code of Ethics relates to the purchase or sale of securities of which certain individuals have a direct or indirect "beneficial ownership" except for purchases or sales over which such individual has no direct or indirect influence or control. For purposes of the Code, you will be deemed to have a beneficial ownership of a security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security.

         The following list of examples of beneficial ownership is not exclusive. Questions about beneficial ownership, as well as other questions concerning the application of the Code, should be referred to the Director of Compliance.

Examples of Beneficial Ownership
--------------------------------

Examples of beneficial ownership under the Code include:

     1) securities held by you for your own benefit, whether bearer, registered in your own name, or otherwise;

     2) securities held by others for your benefit (regardless of whether or how registered), such as securities held for you by custodians, brokers, certain relatives, executors or administrators;

     3) securities that you have pledged (as security for a loan, for example);

     4) securities held by a trust of which you are a beneficiary (except that if your interest is a remainder interest and you do not have or participate in investment control of trust assets, you will not deemed to have a beneficial interest in the securities held by the trust);

     5) securities held by you as a trustee or co-trustee where either you or members of your immediate family (I.E., spouse, children and parents, including step-children and step-parents) have a beneficial interest;

     6) securities held by your spouse, unless legally separated, or by you and your spouse jointly;

     7) securities held by your minor children or any immediate family member of you or your spouse (including an adult relative), directly or through a trust, who is sharing your home, even if the securities were not received from you and the income from the securities is not actually used for the maintenance of your household;

     8) securities held by a trust of which you are the settlor, if you have the power to revoke the trust without obtaining the consent of all of the beneficiaries and have or participate in investment control;
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CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
PAGE 15

     9) securities held by a partnership in which you are a general partner (to the extent of your interest in partnership capital or profits);

     10) securities held by a personal holding company controlled by you alone or jointly with others; or

     11) securities you have the right to acquire (for example, through the exercise of a derivative security), even if the right is not presently exercisable, or securities as to which, through any other type of arrangement, you obtain benefits substantially equivalent to those of ownership.

Examples of No Beneficial Ownership
-----------------------------------

You will not be deemed to have beneficial ownership of securities in the following situations:

     1) securities held by a limited partnership in which you do not have a controlling interest and do not have or share investment control over the partnership's portfolio (however, a limited partnership interest may itself be deemed beneficial ownership of a security); or

     2) securities held by a foundation of which you are a trustee or donor, provided that the beneficiaries are exclusively charitable and you have no right to revoke the gift.

CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
PAGE 16


                                   APPENDIX B

                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

         The Baupost Group, L.L.C. ("Baupost") and The Baupost Fund (the "Fund") have adopted a written Code of Ethics (the "Code") to comply with the requirements of Section 17(j) of the Investment Company Act of 1940, as amended, and Rule 17j-1 thereunder and to avoid potential conflicts of interest by personnel of Baupost and the Fund. A copy of the Code accompanies this letter. As an employee of Baupost, you are required to read, understand and comply with the Code.

         In addition, Baupost has adopted a written policy concerning the use and handling of material non-public information entitled "Policy and Procedures Designed to Detect and Prevent Insider Trading" (the "Policy"), a copy which also accompanies this letter.

         Any questions concerning the Code or the Policy should be directed to Baupost's Director of Compliance.

                           --------------------------

         I certify that I have read and understand the Code and the Policy. As such, I acknowledge that I have been notified of the reporting obligations required under the Code. I agree to the terms and conditions set forth in the Code and the Policy.

_________________________________                   ___________________________
Signature                                           Date

CODE OF ETHICS
THE BAUPOST GROUP, L.L.C. & THE BAUPOST FUND
PAGE 17


                                   APPENDIX C

                       ANNUAL CERTIFICATION OF COMPLIANCE
                               WITH CODE OF ETHICS

I certify that:

     1. I have read and, during the past year to the best of my knowledge, have complied with the Code of Ethics (the "Code") of The Baupost Group, L.L.C. ("Baupost") and The Baupost Fund ("Fund"), and the Policy and Procedures Designed to Detect and Prevent Insider Trading;

     2. I have provided Baupost's Director of Compliance the names of each investment account that I have with any broker, dealer, and bank that holds or held securities reportable under the Code;

     3. I have provided Baupost's Director of Compliance (or have arranged for any of the above brokers, dealers or banks to provide) a record of each transaction in which I have a beneficial interest that is reportable under the Code during the most recent annual period, if any; and

     4. I have provided Baupost's Director of Compliance a report of my personal securities holdings as of the end of the most recent quarter-end, including the title, interest rate and maturing date, number of shares or principal amount of each security in which I have beneficial ownership.


_________________________________                   ___________________________
Signature                                           Date